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                                                                    EXHIBIT 99.1

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Leili Eghbal                                            Emily Swanson
General Magic                                           TSI Communications
1 + 408 774 4305                                        1 + 650 635 0200 xt. 206
leili@generalmagic.com                                  eswanson@tsicomm.com
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FOR IMMEDIATE RELEASE


                     GENERAL MAGIC UNVEILS VOICEXML PRODUCT
                   OFFERING WITH INTRODUCTION OF MAGICTALK(TM)
                                  VOICE GATEWAY

Company Leverages Voice Expertise to Enable Businesses to Rapidly Develop
                         Enterprise Voice Applications

SUNNYVALE, Calif. (March 28, 2001) - General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice application software and services, today announced the availability of its VoiceXML-based magicTalk(TM) Voice Gateway. The Voice Gateway is the first of a comprehensive suite of software products from General Magic designed to enable businesses around the globe to quickly, efficiently and profitably develop and deploy voice solutions for the Web and enterprise. Early licensees of the magicTalk Voice Gateway include BTexact, British Telecommunications plc's research and technology business.


Using core technology components of its award-winning magicTalk Voice Application Development platform, the magicTalk Voice Gateway offers developers the ability to fully exploit the capabilities of VoiceXML, the

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                                                  General Magic Voice Gateway/-2

emerging standard for developing voice-activated phone service applications, making enterprise Web-based content and services accessible by voice through any phone.

"The magicTalk Voice Gateway is at the hub of our voice application development platform, and marks the beginning of a new generation of software products and service offerings from General Magic," said Kathie Layton, president and CEO of General Magic. "Our in-depth understanding of issues facing software developers and our expertise building voice enabled applications, and personality-rich, natural language interfaces provides us the foundation to make our products the de-facto industry standard for building sophisticated voice applications."


"The power of the phone and the universal language of XML come together in General Magic's Voice Gateway," noted Mark Plakias, senior vice president, Voice & Wireless at The Kelsey Group. "Enterprise customers already have the developer power to handle speech recognition projects using VoiceXML, and the magicTalk Voice Gateway represents a commercially-proven server solution from a company with one of the longest track records in the speech market. General Magic's work with GM's OnStar Virtual Advisor, for example, is the largest VoiceXML solution ever developed for a customer."

The magicTalk Voice Gateway contains a sophisticated set of features and supporting tools, which work together to enable voice access, over the telephone, to large enterprise and e-commerce applications.

With a highly scaleable open 100 percent VoiceXML compliant architecture, the magicTalk Voice Gateway is server-based software that integrates VoiceXML, telephony, media and speech recognition services. The magicTalk Voice Gateway can be integrated with any Automated Speech Recognition

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                                                  General Magic Voice Gateway/-3

(ASR) and Text To Speech (TTS) software, allowing businesses to customize the solution to fit their needs.

The product also includes a Java-based VoiceXML custom extension API that enables customers to add their own proprietary tags to extend the VoiceXML standard. This provides an unparalleled level of flexibility, giving developers the ability to create new functionalities and build services beyond what is currently supported by the standard. A powerful VoiceXML debugger completes the product by allowing line debugging of VoiceXML scripts.


ABOUT GENERAL MAGIC

General Magic provides software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML-based solutions enable businesses to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions help businesses improve customer relations, deliver value-added service and provide unlimited access to content. General Magic is headquartered in Sunnyvale, California. For additional information, visit the company's web site at http://www.generalmagic.com.

                                      # # #

General Magic notes that the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the Company's financial resources to execute its business plan; market acceptance of the Company's technologies and services; the Company's ability to attract, retain and motivate key technical, marketing and management personnel; the ability of the Company to establish and maintain relationships with businesses that have high volume customer


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                                                  General Magic Voice Gateway/-4

interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; the ability of the Company's third party technology partners to timely develop, license or support technology necessary to the Company's services; and the Company's ability to respond to competitive developments. These and other risks and uncertainties are detailed in General Magic's Registration Statement on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2000.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.